Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  July 13, 2010

Spine Pain Management, Inc.
(Formerly “Versa Card, Inc.”)
(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 13, 2010, we held an Annual Meeting of Stockholders of Spine Pain Management, Inc. at our corporate offices at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1) To elect five Directors, including William F. Donovan, M.D., Richard Specht, Franklin A. Rose, M.D., John Bergeron, CPA and Jerry Bratton, J.D., MBA.;

(2) To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named Director nominees were elected and the appointment of Jewett, Schwartz, Wolfe & Associates was ratified.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, May 25, 2010	17,403,396

Total Voting Shares Present Either by Proxy
or in Person of Common Stock	10,320,115

Item 1:    Election of Directors of the Company

	FOR	WITHHELD
William F. Donovan, MD	8,860,497	1,085
Richard Specht	8,860,497	1,085
Franklin A. Rose, MD	8,860,497	1,085
John Bergeron	8,860,497	1,085
Jerry Bratton	8,860,497	1,085

Item 2:	Ratification of Appointment of Jewett, Schwartz, Wolfe & Associates as the independent registered public accounting firm for the fiscal year ending December 31, 2010

Votes for:	9,992,788
Votes against:	327,327
Votes abstained:	0

There were no other matters presented for action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: July 19, 2010	Chief Executive Officer